Exhibit 4.1.4

EXECUTION VERSION

CAPITAL ONE, NATIONAL ASSOCIATION

as Master Servicer and Servicer,

DISCOVER FUNDING LLC,

as Transferor,

and

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION

as Trustee

on behalf of the Certificateholders

SECOND AMENDED AND RESTATED SERIES SUPPLEMENT

Dated as of May 18, 2025

to

FOURTH AMENDED AND RESTATED POOLING AND SERVICING AGREEMENT

Dated as of May 18, 2025

DISCOVER CARD MASTER TRUST I

SERIES 2007-CC

i

EXHIBITS

EXHIBIT A: Form of Series 2007-CC Investor Certificate

EXHIBIT B: Form of Certificateholders’ Monthly Statement

ii

THIS SECOND AMENDED AND RESTATED SERIES SUPPLEMENT, dated as of May 18, 2025 (this “Series Supplement”), by and among CAPITAL ONE, NATIONAL ASSOCIATION, a national banking association (“CONA”), as Master Servicer and Servicer, DISCOVER FUNDING LLC, a Delaware limited liability company (“Discover Funding”), as Transferor, and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America (as successor to U.S. Bank National Association), in its capacity as Trustee (the “Trustee”) under the Fourth Amended and Restated Pooling and Servicing Agreement, dated as of May 18, 2025, among CONA, as Master Servicer and Servicer, Discover Funding, as Transferor, and the Trustee (as amended and supplemented from time to time the “Agreement”), relates to the series of Master Trust Certificates known as the DISCOVER CARD MASTER TRUST I, SERIES 2007-CC COLLATERAL CERTIFICATE (“Series 2007-CC”).

The Series created pursuant to a Series Supplement, dated as of July 26, 2007, relating to the Discover Card Master Trust I between the Trustee and Discover Bank, a Delaware banking corporation (“Discover Bank”), as Master Servicer, Servicer and Seller (as amended and restated, and as otherwise amended, supplemented or modified prior to December 22, 2015, the “Original Series 2007-CC Supplement”) consists of an Investor Certificate issued pursuant to the Agreement, as originally executed and as amended, supplemented, restated, amended and restated, replaced or otherwise modified from time to time, and the Original Series 2007-CC Supplement, and known as the “Series 2007-CC Certificate.” The Original Series 2007-CC Supplement specified the principal terms of the Series 2007-CC Certificate. The Series 2007-CC Certificate currently outstanding shall be amended and replaced by a definitive certificate substantially in the form of Exhibit A hereto. Series 2007-CC is an Interchange Series that is a member of Group One of the Discover Card Master Trust I and is eligible for reallocations to and from other Series in Group One. (For purposes of any Series Supplement for any other Series that requires that Interchange Series be so designated in their Series Term Sheet, this introductory paragraph shall constitute the Series Term Sheet for this Series. For purposes of any Series Supplement for any other Series that allocates payments sequentially by Class, the entire Series Investor Interest of this Series shall constitute Class A.)

WHEREAS, Section 6.06 of the Agreement, as originally executed and as amended, supplemented, restated, amended and restated, replaced or otherwise modified from time to time, provides, among other things, that the Transferor and the Trustee may at any time and from time to time enter into a supplement to the Agreement for the purpose of authorizing the delivery by the Trustee to the Transferor for execution and redelivery to the Trustee for authentication of one or more Series of Certificates;

WHEREAS, the Trustee, Discover Funding, as Transferor, and Discover Bank, as Master Servicer and Servicer, have heretofore executed and delivered the Third Amended and Restated Pooling and Servicing Agreement, dated as of December 22, 2015 (as amended and restated, and as otherwise amended, supplemented or modified prior to the date hereof, the “Third Amended and Restated Pooling and Servicing Agreement”), to amend and restate in its entirety the Second Amended and Restated Pooling and Servicing Agreement, dated as of June 4, 2010, in order to substitute Discover Funding in the place of Discover Bank as the Seller (now referred to as the Transferor);

WHEREAS, the Trustee, Discover Funding, as Transferor, and Discover Bank, as Master Servicer and Servicer, have heretofore executed and delivered an Amended and Restated Series Supplement, dated as of December 22, 2015 (as amended and restated, and as otherwise amended, supplemented or modified prior to the date hereof, the “Amended and Restated Series 2007-CC Supplement”), to amend and restate in its entirety the Original Series 2007-CC Supplement to, among other things, provide for the substitution of Discover Funding in the place of Discover Bank, in its capacity as Seller (now referred to as the Transferor);

WHEREAS, on February 19, 2024, Discover Financial Services, a Delaware corporation (“DFS”), and Capital One Financial Corporation, a Delaware corporation (“COFC”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which (a) a wholly-owned subsidiary of COFC will merge with and into DFS as the surviving entity (the “First-Step Merger”), (b) immediately following the First-Step Merger, DFS as the surviving entity, will merge with and into COFC, with COFC as the surviving entity (the “Second-Step Merger”), and (c) immediately following the Second-Step Merger, pursuant to an Agreement and Plan of Merger, dated as of February 19, 2024 (the “Bank Merger Agreement”), Discover Bank, will merge with and into CONA, with CONA as the surviving entity (collectively, the “Merger”);

WHEREAS, on the date hereof (the “Merger Date”), the Merger became effective and Discover Bank merged with and into CONA, with CONA being the surviving entity of such Merger;

WHEREAS, in connection with the Merger, Discover Bank, assigned all of its right, title, and interest, and delegated all of its duties, obligations, and liabilities, in, to, and under the Third Amended and Restated Pooling and Servicing Agreement and the Amended and Restated Series 2007-CC Supplement to CONA, in its capacity as Master Servicer and Servicer, pursuant to an Omnibus Securitization Agreements Assignment and Assumption Agreement, dated as of May 18, 2025 (the “Assignment and Assumption Agreement”), among Discover Bank, CONA, and Discover Funding;

WHEREAS, the parties thereto are amending and restating in its entirety the Third Amended and Restated Pooling and Servicing Agreement and the parties hereto desire to amend and restate in its entirety the Amended and Restated Series 2007-CC Supplement, in each case, in order to, among other things, more fully provide for CONA’s assumption of all rights, duties and obligations of Discover Bank thereunder, in CONA’s capacity as Master Servicer and Servicer; and

WHEREAS, under the Agreement, the parties thereto are confirming and, under this Series Supplement, the parties hereto confirm, respectively, (a) that prior to the Merger Date, the Third Amended and Restated Pooling and Servicing Agreement and the Amended and Restated Series 2007-CC Supplement governed, among other things, the conveyance of receivables from Discover Funding to the Trust for the benefit of the Certificateholders, the servicing of such receivables by Discover Bank, and the principal terms of the Series 2007-CC Collateral Certificate and (b) all conveyances and related actions taken by the parties thereto in connection with the Third Amended and Restated Pooling and Servicing Agreement and by the parties hereto in connection with the Amended and Restated Series 2007-CC Supplement.

NOW THEREFORE, in consideration of the mutual agreements herein contained, the Amended and Restated Series 2007-CC Supplement is hereby amended and restated in its entirety as follows and each party agrees as follows for the benefit of the other parties and for the benefit of the Certificateholders:

SECTION 1.   Definitions.

(a)  Capitalized terms not otherwise defined in this Series Supplement shall have the meanings ascribed to them in the Agreement. Capitalized terms that refer to a Series refer to Series 2007-CC unless the context otherwise requires. For purposes of determining any amount or making any calculation hereunder, such amount or calculation, (i) if specified to be as of the first day of any Due Period, shall (a) include any increase in the Series Investor Interest occurring during such Due Period as if such increase had occurred on the first day of such Due Period and (b) give effect to any payments, deposits or other allocations made on the Distribution Date related to the prior Due Period; and (ii) if specified to be as of the close of business on the last day of any Due Period, shall give effect to any reduction to the Series Investor Interest as a result of payments, deposits or allocations made on the related Distribution Date. For purposes of this Series Supplement, a reference to any agreement, document, policy, or procedure is to that agreement, document, policy, or procedure as may be amended, restated, amended and restated, supplemented, replaced or otherwise modified from time to time.

(b)  The following terms have the definitions set forth below with respect to Series 2007-CC, unless the context otherwise clearly requires:

“60-Day Delinquent Receivables” means, as of any date of determination, all Receivables, other than Receivables in Charged-Off Accounts, in the Trust that are 60 or more days delinquent as of the last day of the Due Period immediately preceding such date, as determined in accordance with the related Servicer’s customary servicing practices.

“AAA” shall have the meaning set forth in Section 21.

“Accumulation Period’’ with respect to any Note, shall have the meaning set forth in the applicable Indenture Supplement.

“Additional Collateral Certificate” shall have the meaning set forth in the Indenture. “Calculation Agent” shall have the meaning set forth in the Indenture.

“ADR Proceeding” shall mean a mediation or arbitration instituted pursuant to Section 21 hereof.

“Agreement” shall have the meaning set forth in the preamble hereto.

“Amended and Restated Series 2007-CC Supplement” shall have the meaning set forth in the recitals hereto.

“Asset Representations Review Agreement” means that certain Amended and Restated Asset Representations Review Agreement, dated as of May 18, 2025, among CONA, as Master Servicer and Servicer, the Issuer and the Asset Representations Reviewer.

“Asset Representations Reviewer” shall mean the entity appointed to be the “asset representations reviewer” pursuant to the Asset Representations Review Agreement.

“Assignment and Assumption Agreement” shall have the meaning set forth in the recitals hereto.

“Bank Merger Agreement” shall have the meaning set forth in the recitals hereto.

“Charge-offs” shall have the meaning set forth in the Indenture.

“Class A Cumulative Investor Charged-Off Amount” on any Distribution Date, shall have the meaning set forth in step (21) (Allocation from the DCMT Group One Finance Charge Collections Reallocation Account) of Section 3.01 of the Indenture Supplement for the DiscoverSeries, as adjusted pursuant to Sections 9(b)(7) and 9(b)(l0) and, as applicable, with respect to each other Series of Investor Certificates then outstanding, shall have the meaning set forth in the applicable Series Supplement.

“Class A Principal Distribution Amount Shortfall” shall have the meaning set forth in step (64) (Allocation from the DCMT Group One Principal Collections Reallocation Account for Principal Shortfalls other than Prefunding Shortfalls) of Section 3.01 of the Indenture Supplement for the DiscoverSeries, as adjusted pursuant to Section 9(b)(15) and, as applicable, with respect to each other Series of Investor Certificates then outstanding, shall have the meaning set forth in the applicable Series Supplement.

“Class A Required Amount Shortfall” on any Distribution Date, shall have the meaning set forth in step (9) (Allocation from the DCMT Group One Finance Charge Collections Reallocation Account) of Section 3.01 of the Indenture Supplement for the DiscoverSeries, as adjusted pursuant to Section 9(b)(6) and 9(b)(9) and, as applicable, with respect to each other Series of Investor Certificates then outstanding, shall have the meaning set forth in the applicable Series Supplement.

“Class Invested Amount” shall mean the Series Invested Amount.

“Clean-Up Call Amount” shall have the meaning set forth in Section 12(a).

“COFC” shall have the meaning set forth in the recitals hereto.

“CONA” shall have the meaning set forth in the recitals hereto.

“Controlled Liquidation Period” shall mean any period in which the Targeted Principal Deposit minus the Targeted Prefunding Deposit for any series, class or Tranche of Notes is greater than zero.

“Delinquency Percentage” means, for each Distribution Date and the related Due Period, an amount (expressed as a percentage) equal to the ratio of (i) the aggregate balance of all 60-Day Delinquent Receivables as of the last day of the Due Period immediately preceding such Distribution Date to (ii) the aggregate balance of Receivables in the Trust as of the last day of the Due Period immediately preceding such Distribution Date.

“DFS” shall have the meaning set forth in the recitals hereto.

“Discover Bank” shall have the meaning set forth in the recitals hereto.

“Discover Funding” shall have the meaning set forth in the preamble hereto.

“Discount Note” shall have the meaning set forth in the applicable Indenture Supplement.

“Distribution Date” shall mean the 15th day of each calendar month (or, if such day is not a Business Day, the next succeeding Business Day) commencing in August 2007. When used with respect to a Due Period, the Distribution Date means the first Distribution Date following the end of such Due Period.

“Early Redemption Event” shall have the meaning set forth in the Indenture.

“Event of Default” shall have the meaning set forth in the Indenture.

“Excess Spread Amount” shall have the meaning set forth in the applicable Indenture Supplement.

“Finance Charge Allocation Amount” with respect to any series, class or Tranche of Notes, shall have the meaning set forth in the Indenture.

“Finance Charge Amounts” shall have the meaning set forth in the Indenture.

“First-Step Merger” shall have the meaning set forth in the recitals hereto.

“Group Excess Spread” shall mean, for any Distribution Date, the sum of the Series Excess Spreads for each Series (including the Series established hereby) that is a member of the same Group as the Series established hereby, in each case for such Distribution Date.

“Group Finance Charge Collections Reallocation Account” shall have the meaning specified in Section 8.

“Group Interchange Reallocation Account” shall have the meaning specified in Section 8.

“Group Principal Collections Reallocation Account” shall have the meaning specified in Section 8.

“Indenture” shall mean that certain Second Amended and Restated Indenture, dated as of May 18, 2025, by and between Discover Card Execution Note Trust, as Issuer, and U.S. Bank Trust Company, National Association, as Indenture Trustee.

“Indenture Supplement” shall mean, with respect to the DiscoverSeries Notes, that certain Third Amended and Restated Indenture Supplement, dated as of May 18, 2025, by and between Discover Card Execution Note Trust, as Issuer, and U.S. Bank Trust Company, National Association, as Indenture Trustee, and with respect to any other series of Notes issued by Discover Card Execution Note Trust, the applicable indenture supplement entered into pursuant to the Indenture relating to such series.

“Indenture Trustee” shall have the meaning set forth in the Indenture.

“Initial Dollar Principal Amount” with respect to any class or Tranche of Notes, shall have the meaning set forth in the applicable Indenture Supplement.

“Interchange Series” shall mean this Series and each series issued by the Trust that indicates in its Series Supplement that it is an Interchange Series.

“Interchange Subgroup Allocable Group Excess Spread” shall mean, if the Group Excess Spread is greater than or equal to zero, the product of the Group Excess Spread and the Interchange Subgroup Excess Allocation Percentage; and if the Group Excess Spread is less than zero, the product of the Group Excess Spread and the Interchange Subgroup Shortfall Allocation Percentage.

“Interchange Subgroup Excess Allocation Percentage” shall mean a ratio, the numerator of which is the sum of the Series Investor Interest for each Interchange Series that is a member of the same Group as the Series established hereby (including the Series established hereby); and the denominator of which is the sum of the Series Investor Interests for each Series that is a member of the same Group as the Series established hereby (including each Interchange Series and the Series established hereby).

“Interchange Subgroup Excess Spread” shall mean, for any Distribution Date, the sum of (x) all amounts available to be deposited into the Group Interchange Reallocation Account for all Interchange Series and (y) the Interchange Subgroup Allocable Group Excess Spread.

“Interchange Subgroup Shortfall Allocation Percentage” shall mean a ratio, the numerator of which is the sum of the Series Excess Spread for each Interchange Series that is a member of the same Group as the Series established hereby (including, if applicable, the Series established hereby) for which the Series Excess Spread is less than zero; and the denominator of which is the sum of the Series Excess Spread for each Series that is a member of the same Group as the Series established hereby (including, if applicable, each Interchange Series and the Series established hereby) for which the Series Excess Spread is less than zero.

“Investor Accounts” shall mean, in addition to Investor Accounts established pursuant to the Agreement, as originally executed and as amended, supplemented, restated, amended and restated, replaced or otherwise modified from time to time, the Series Collections Account, the Series Distribution Account, the Group Finance Charge Collections Reallocation Account, the Group Principal Collections Reallocation Account and the Group Interchange Reallocation Account.

“Investor Certificateholder” shall mean, at any time, the holder or holders of the Series 2007-CC Collateral Certificate.

“Investor Servicing Fee” shall mean, with respect to any Distribution Date, an amount equal to the product of the Investor Servicing Fee Percentage and the Series Investor Interest on the first day of the Due Period related to such Distribution Date (or in the case of the first Distribution Date for the Series established hereby, the Series Investor Interest on the Series Closing Date).

“Investor Servicing Fee Percentage” shall mean 2.0% per annum calculated on the basis of a 360-day year of twelve 30-day months.

“Investor Servicing Fee Shortfall” shall have the meaning specified in Section 9(b)(3).

“Merger” shall have the meaning set forth in the recitals hereto.

“Merger Agreement” shall have the meaning set forth in the recitals hereto.

“Merger Date” shall have the meaning set forth in the recitals hereto.

“Monthly Interest Accrual Period” shall have the meaning set forth in the applicable Indenture Supplement.

“Nominal Liquidation Amount” with respect to any series, class or Tranche of Notes, shall have the meaning set forth in the Indenture.

“Note Issuance Trust” shall mean the Discover Card Execution Note Trust, governed by the Second Amended and Restated Trust Agreement, dated as of May 18, 2025, by and between Discover Funding, as Beneficiary, and Wilmington Trust Company, as Owner Trustee.

“Note Issuance Trust’s Annual Report Date” shall have the meaning specified in Section 4(b).

“Note Rating Agency” shall have the meaning set forth in the Indenture.

“Notes” shall mean any notes issued by the Note Issuance Trust under the Indenture and any applicable Indenture Supplement.

“Original Series 2007-CC Supplement” shall have the meaning set forth in the recitals hereto.

“Outstanding Dollar Principal Amount” with respect to any series, class or Tranche of Notes, shall have the meaning set forth in the Indenture.

“Paying Agent” shall mean the Corporate Trust Office of the Trustee.

“Prefunding Negative Spread” shall have the meaning set forth in the applicable Indenture Supplement.

“Principal Allocation Amount” with respect to any series, class or Tranche of Notes, shall have the meaning set forth in the Indenture.

“Principal Distribution Amount Shortfall” when used for purposes of any Series Supplement for any other Series in the Group to which the Series established hereby belongs, shall mean the Class A Principal Distribution Amount Shortfall.

“Public Notes” means any Notes that have been registered under the Securities Act.

“Rating Agency Condition” shall have the meaning set forth in the Indenture.

“Required Daily Deposit” shall have the meaning set forth in the Indenture.

“Revolving Period’’ shall mean each Due Period, prior to the Series Termination Date, for which the Targeted Principal Deposit for the related Distribution Date for all series, classes or Tranches of Notes, as applicable, is zero.

“Second-Step Merger” shall have the meaning set forth in the recitals hereto.

“Series 2007-CC” shall have the meaning set forth in the preamble hereto.

“Series 2007-CC Collateral Certificate” shall mean the Investor Certificate created under this Series Supplement and issued to the Investor Certificateholder.

“Series 2007-CC Collateral Certificate Percentage” shall have the meaning set forth in the Indenture.

“Series Charge-Off Allocation Percentage” shall mean, with respect to any Distribution Date or any “trust Distribution Date, as applicable, the percentage equivalent of a fraction the numerator of which shall be the amount of the Series Investor Interest and the denominator of which shall be the greater of (i) the amount of Principal Receivables in the Trust and (ii) the Aggregate Investor Interest, in each case on the first day of the related Due Period.

“Series Closing Date” shall mean July 26, 2007.

“Series Collections Account” shall have the meaning specified in Section 8.

“Series Distribution Account” shall have the meaning specified in Section 8.

“Series Excess Spread” shall, with respect to the Series established hereby, for any Distribution Date (x) so long as the only collateral certificate owned by the Note Issuance Trust is the Series 2007-CC Collateral Certificate, mean the sum of the Excess Spread Amounts for the DiscoverSeries and each additional series of Notes issued under the Indenture; provided, however, that solely for purposes of determining the Group Excess Spread and the Interchange Subgroup Shortfall Allocation Percentage for this Series and any other Series in the Group to which this Series belongs, Series Excess Spread shall be the amount determined as set forth above minus for so long as any Series that is not an Interchange Series is outstanding and the Series Excess Spread is positive, the lesser of Series Interchange or the amount determined as the Series Excess Spread without giving effect to this proviso; provided, that Series Excess Spread, for purposes of determining the Group Excess Spread and the Interchange Subgroup Shortfall Allocation Percentage, shall not be reduced below zero as a result of this proviso, if any, for such Distribution Date or (y) during any period when Additional Collateral Certificates are owned by the Note Issuance Trust, have the meaning set forth in the documents relating to such addition (provided that such documents are accepted and agreed to by the parties hereto); and with respect to each other Series of Investor Certificates then outstanding, shall have the meaning set forth in the applicable Series Supplement.

“Series Finance Charge Amounts” shall, with respect to any series of Notes, have the meaning set forth in the applicable Indenture Supplement.

“Series Finance Charge Collections” shall mean with respect to any day or any Distribution Date or Trust Distribution Date, as applicable, an amount equal to the product of (x) the Series Finance Charge Collections Allocation Percentage for the related Distribution Date and (y) the amount of Finance Charge Collections for such day or for the related Due Period, as applicable; provided, however, that Series Finance Charge Collections shall be increased by the lesser of (i) the amount of Series Prefunding Negative Spread, if any, for each series, class or Tranche of Notes, as applicable (without duplication) and (ii) an amount equal to the product of the total amount of Finance Charge Collections otherwise allocable to Discover Funding as Holder of the Transferor Certificate for the related Due Period and a fraction the numerator of which is the Series Invested Amount and the denominator of which is the Aggregate Invested Amount.

“Series Finance Charge Collections Allocation Percentage” shall mean, with respect to any Distribution Date or any Trust Distribution Date, as applicable,

(a)  so long as an Early Redemption Event or an Event of Default is not then continuing with respect to any series, class or Tranche of Notes or an Amortization Event is not then continuing with respect to this Series 2007-CC, the percentage equivalent of a fraction the numerator of which shall be the amount of the Series Investor Interest on the first day of the related Due Period and the denominator of which shall be the greater of (i) the amount of Principal Receivables in the Trust on the first day of the related Due Period and (ii) the sum of the numerators used in calculating the components of the Series Percentage with respect to Finance Charge Collections for each Series then outstanding (including the Series established hereby) as of such Distribution Date or Trust Distribution Date, as applicable;

(b)  if an Early Redemption Event or an Event of Default for any series, class or Tranche of Notes issued by the Note Issuance Trust has occurred and is then continuing, the percentage equivalent of a fraction the numerator of which shall be the sum of the Finance Charge Allocation Amounts for each series, class or Tranche of Notes (without duplication) multiplied by the Series 2007-CC Collateral Certificate Percentage; and the denominator of which shall be the greater of (i) the amount of Principal Receivables in the Trust on the first day of the related Due Period and (ii) the sum of the numerators used in calculating the components of the Series Percentage with respect to Finance Charge Collections for each Series then outstanding (including the Series established hereby) as of such Distribution Date or Trust Distribution Date, as applicable; or

(c)  if an Amortization Event has occurred and is then continuing with respect to this Series 2007-CC, the percentage equivalent of a fraction, the numerator of which shall be the amount of the Series Investor Interest on the last day of the Due Period immediately preceding such Amortization Event, and the denominator of which shall be the greater of (i) the amount of Principal Receivables in the Trust on the first day of the related Due Period and (ii) the sum of the numerators used in calculating the components of the Series Percentage with respect to Finance Charge Collections for each Series then outstanding (including the Series established hereby) as of such Distribution Date or Trust Distribution Date, as applicable;

provided, however, in the event that clause (b) and clause (c) of this definition are both applicable (i.e., if an Early Redemption Event or an Event of Default for any series, class or Tranche of Notes issued by the Note Issuance Trust has occurred and is then continuing and an Amortization Event has occurred and is continuing), then the “Series Finance Charge Collections Allocation Percentage” shall be the higher of the amount determined in accordance with clause (b) and the amount determined in accordance with clause (c).

“Series Interchange” shall mean, with respect to any Distribution Date or Trust Distribution Date, as applicable, an amount equal to the product of (x) the Series Interchange Allocation Percentage for the related Distribution Date and (y) Interchange for the related Due Period.

“Series Interchange Allocation Percentage” shall mean, with respect to any Distribution Date or Trust Distribution Date, as applicable, the percentage equivalent of a fraction the numerator of which shall be the amount of the Series Investor Interest and the denominator of which shall be the greater of (i) the amount of Principal Receivables in the Trust and (ii) the Aggregate Investor Interest, in each case on the first day of the related Due Period.

“Series Invested Amount” shall mean the product of (x) the sum of the Outstanding Dollar Principal Amounts for all Notes and (y) the Series 2007-CC Collateral Certificate Percentage.

“Series Investor Charged-Off Amount” shall mean, with respect to this Series for any Distribution Date, an amount equal to the product of (a) the Charged-Off Amount for such Distribution Date and (b) the Series Charge-Off Allocation Percentage.

“Series Investor Interest” as of any date of determination shall (i) so long as the only collateral certificate owned by the Note Issuance Trust is the Series 2007-CC Collateral Certificate, mean an amount equal to the sum, without duplication, of the Nominal Liquidation Amounts for each series, class or Tranche of Notes then outstanding or (ii) during any period when Additional Collateral Certificates are owned by the Note Issuance Trust, have meaning set forth in the documents relating to such addition (provided that such documents are accepted and agreed to by the parties hereto).

“Series Minimum Principal Receivables Balance” shall mean, with respect to the Series established hereby, on any date of determination (a) if no series, class or Tranche of Notes has a Targeted Principal Deposit that is greater than zero or no Amortization Event has occurred and is then continuing with respect to this Series 2007-CC, the Series Investor Interest on such date of determination, divided by 0.93, and (b)(i) if any series, class or Tranche of Notes has a Targeted Principal Deposit that is greater than zero, the sum of, without duplication, the Principal Allocation Amounts for each such series, class or Tranche, multiplied by the Series 2007-CC Collateral Certificate Percentage, divided by 0.93 or (ii) if an Amortization Event has occurred and is continuing with respect to this Series 2007-CC, the Series Investor Interest as of the last day of the calendar month preceding the date of the occurrence of the Amortization Event, divided by 0.93 (in the event that clause (i) and clause (ii) are both applicable, then the “Series Minimum Principal Receivables Balance” shall be the higher of the amount determined in accordance with clause (i) and the amount determined in accordance with clause (ii)) divided by

0.93; provided, however, that Discover Funding as Holder of the Transferor Certificate may, upon 30 days’ prior notice to the Trustee and the Rating Agencies, reduce the Series Minimum Principal Receivables Balance by increasing the divisors set forth above, subject to the condition that Discover Funding as Holder of the Transferor Certificate shall have been notified by the Rating Agencies that such reduction would not result in the lowering below or withdrawal of the Required Rating of any Class of any Series then outstanding or of any series, class or Tranche of Notes then outstanding, and provided, further, that the divisors set forth above may not be increased to more than 0.98.

“Series Percentage” shall mean, (a) for this Series with respect to Principal Collections, the “Series Principal Collections Allocation Percentage,” and for each other Series with respect to Principal Collections, shall have the meaning set forth in the applicable Series Supplement, and (b) for this Series with respect to Finance Charge Collections, the “Series Finance Charge Collections Allocation Percentage,” and for each other Series with respect to Finance Charge Collections, shall have the meaning set forth in the applicable Series Supplement.

“Series Prefunding Negative Spread” shall mean the sum of the amounts of Prefunding Negative Spread for each Tranche of Notes multiplied by the Series 2007-CC Collateral Certificate Percentage.

“Series Principal Amounts” with respect to any series of Notes, shall have the meaning set forth in the applicable Indenture Supplement.

“Series Principal Collections” shall mean, with respect to any day or any Distribution Date or Trust Distribution Date, as applicable, an amount equal to the product of (x) the Series Principal Collections Allocation Percentage for the related Distribution Date and (y) the amount of Principal Collections for such day or for the related Due Period, as applicable.

“Series Principal Collections Allocation Percentage” shall mean, with respect to any Distribution Date or any Trust Distribution Date, as applicable,

(a)  if no series, class or Tranche of Notes has a Targeted Principal Deposit that is greater than zero or an Amortization Event is not then continuing with respect to this Series 2007-CC, the percentage equivalent of a fraction the numerator of which shall be the amount of the Series Investor Interest on the first day of the related Due Period and the denominator of which shall be the greater of (i) the amount of Principal Receivables in the Trust on the first day of the related Due Period and (ii) the sum of the numerators used in calculating the components of the Series Percentage with respect to Principal Collections for each Series then outstanding (including the Series established hereby) as of such Distribution Date or Trust Distribution Date, as applicable;

(b)  if any series, class or Tranche of Notes has a Targeted Principal Deposit that is greater than zero, the percentage equivalent of a fraction, the numerator of which shall be the sum of the Principal Allocation Amounts for each series, class or Tranche of Notes (without duplication) multiplied by the Series 2007-CC Collateral Certificate Percentage; and the denominator of which shall be the greater of (i) the amount of Principal Receivables in the Trust on the first day of the related Due Period and (ii) the sum of the numerators used in calculating the components of the Series Percentage with respect to Principal Collections for each Series then outstanding (including the Series established hereby) as of such Distribution Date or Trust Distribution Date, as applicable; or

(c)  if an Amortization Event has occurred and is then continuing with respect to this Series 2007-CC, the percentage equivalent of a fraction, the numerator of which shall be the amount of the Series Investor Interest on the last day of the Due Period immediately preceding such Amortization Event and the denominator of which shall be the greater of (i) the amount of Principal Receivables in the Trust on the first day of the related Due Period and (ii) the sum of the numerators used in calculating the components of the Series Percentage with respect to Principal Collections for each Series then outstanding (including the Series established hereby) as of such Distribution Date or Trust Distribution Date, as applicable;

provided, however, in the event that clause (b) and clause (c) of this definition are both applicable (i.e., if the Targeted Principal Deposit of any series, class or Tranche of Notes issued by the Note Issuance Trust is greater than zero and an Amortization Event has occurred and is then continuing), then the “Series Principal Collections Allocation Percentage” shall be the higher of the amount determined in accordance with clause (b) and the amount determined in accordance with clause (c).

“Series Required Principal Amount” shall mean, with respect to each Distribution Date of any Controlled Liquidation Period, the product of (x) (i) if the related Due Period does not occur in February, 1.15 or (ii) if the related Due Period occurs in February, 1.05, and (y) the product of (A) the sum of the Targeted Principal Deposits minus Targeted Prefunding Deposits for each Tranche of Notes for such Distribution Date and (B) the Series 2007-CC Collateral Certificate Percentage.

“Series Servicing Fee” with respect to any series of Notes shall have the meaning set forth in the Indenture Supplement.

“Series Supplement” shall have the meaning set forth in the preamble hereto or, as applicable, with respect to any other Series issued by the Trust, the series supplement(s) relating to such Series, as such agreement may be amended, restated or supplemented from time to time.

“Series Termination Date” shall mean, unless extended by the parties hereto, July 1, 2049 or, if earlier, the date on which the Nominal Liquidation Amount for all series, classes and Tranches of Notes has been reduced to zero.

“Statement Date” shall mean each Distribution Date, commencing in August 2007.

“Targeted Prefunding Deposit” with respect to any series, class or Tranche of Notes shall have the meaning set forth in the applicable Indenture Supplement.

“Targeted Principal Deposit” with respect to any series, class or Tranche of Notes shall have the meaning set forth in the applicable Indenture Supplement.

“Third Amended and Restated Pooling and Servicing Agreement” shall have the meaning set forth in the recitals hereto.

“Tranche” shall have the meaning set forth in the Indenture.

“Transferred Assets” shall have the meaning set forth in Section 18 hereto.

“Trustee” shall have the meaning set forth in the preamble hereto.

“United States” or “U.S.” shall mean the United States of America, its territories and possessions, any State of the United States and the District of Columbia.

“Unscheduled Principal Distribution Amount Shortfall” shall have the meaning set forth in step (65) (Allocation from the DCMT Group One Principal Collections Reallocation Account for Prefunding Shortfalls) of Section 3.01 of the Indenture Supplement for the DiscoverSeries and, as applicable, with respect to each other Series of Investor Certificates then outstanding, shall have the meaning set forth in the applicable Series Supplement.

“Verified Note Owner” shall have the meaning set forth in the Indenture.

(c)  Any provision of the Agreement that requires confirmation that any action, amendment, event or other circumstance will not result in a reduction below the Required Rating or withdrawal of the rating of any Class of any Series then outstanding as confirmed in writing by the Rating Agencies shall require satisfaction of the Rating Agency Condition with respect to any applicable Note Rating Agency.

SECTION 2.   No Subordination. Series 2007-CC shall not be subordinated in right of payment to any other Series, whether currently outstanding or to be issued in the future. No other Series issued by the Trust may be subordinated in right of payment to Series 2007-CC.

SECTION 3.  Representations, Warranties and Covenants of the Transferor.

(a)  Representations and Warranties. The representations and warranties of the Transferor contained in Section 2.04 of the Agreement and the corresponding sections of any Assignment are true on and as of the Merger Date and/or the date set forth in the Agreement, as applicable. The Transferor also represents and warrants to the Trust as of the Merger Date that:

(i)  The execution, delivery and performance of this Series Supplement by such Transferor have been duly authorized by all necessary limited liability company action, do not require any approval or consent of any governmental agency or authority, do not and will not conflict with any material provision of the Certificate of Formation or the Limited Liability Company Agreement of the Transferor, do not and will not conflict with, or result in a breach which would constitute a material default under, any agreement for borrowed money binding upon or applicable to it or such of its property which is material to it, or, to the best of the Transferor’s knowledge, any law or governmental regulation or court decree applicable to it or such material property, and this Series Supplement is the valid, binding and enforceable obligation of the Transferor, except as the same may be limited by receivership, insolvency, reorganization, moratorium or other laws relating to the enforcement of creditors’ rights generally or by general equity principles.

(ii)  The Agreement, as originally executed and as amended, supplemented, restated, amended and restated, replaced or otherwise modified from time to time, creates a valid and enforceable security interest (as defined in the applicable UCC) which security interest is prior to all other Liens and is enforceable as such against creditors of and purchasers from the Transferor, except as the same may be limited by receivership, insolvency, reorganization, moratorium or other laws relating to the enforcement of creditors’ rights generally or by general equity principles.

(iii)  The Receivables constitute “accounts” within the meaning of Article 9 of the applicable UCC.

(iv)  The Transferor has caused or will have caused, within ten days of the Merger Date, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest (as defined in the applicable UCC) in the Receivables conveyed to the Trustee under the Agreement, as originally executed and as amended, supplemented, restated, amended and restated, replaced or otherwise modified from time to time.

(v)  Other than the sale, transfer, assignment and conveyance of the Receivables to the Trust and the grant of a security interest therein pursuant to the Agreement, as originally executed and as amended, supplemented, restated, amended and restated, replaced or otherwise modified from time to time, the Transferor has not pledged, assigned, sold, granted a security interest in or otherwise conveyed any of the Receivables.

(vi)  The Transferor has not authorized the filing of and is not aware of any financing statements against the Transferor that include a description of collateral covering the Receivables, other than any financing statement (i) relating to the interest of the Trust in the Receivables under the Agreement, as originally executed and as amended, supplemented, restated, amended and restated, replaced or otherwise modified from time to time, or (ii) that has been terminated.

(vii)  The Transferor is not aware of any judgment or tax lien filings against it.

(viii) The representations and warranties set forth in this Section 3(a) shall survive the transfer and assignment to the Trust of the Receivables transferred to the Trust by the Transferor.

(b)  Notice of Other Securitization. The Transferor shall provide prior written notice to each Rating Agency if it enters into other securitization transactions and shall cause the pooling and servicing agreement or indenture related to such other securitization transactions to contain a provision similar to Section 1602 of the Indenture.

SECTION 4.   Representations, Warranties and Covenants of CONA as Master Servicer and Servicer.

(a)  Representations and Warranties. The representations and warranties of CONA as the Master Servicer and as a Servicer contained in Section 3.04 of the Agreement are true on and as of the Merger Date. CONA as Master Servicer and Servicer also represents and warrants to the Trust as of the Merger Date that the execution, delivery and performance of this Series Supplement by CONA have been duly authorized by all corporate action, do not require any approval or consent of any governmental agency or authority, do not and will not conflict with any material provision of any organizational documents or by-laws applicable to CONA, do not and will not conflict with, or result in a breach which would constitute a material default under, any agreement for borrowed money binding upon or applicable to it or such of its property which is material to it, or, to the best of CONA’s knowledge, any law or governmental regulation or court decree applicable to it or such material property, and this Series Supplement is the valid, binding and enforceable obligation of CONA, except as the same may be limited by receivership, insolvency, reorganization, moratorium or other laws relating to the enforcement of creditors’ rights generally or by general equity principles.

(b)  Regulation AB Compliance. The Master Servicer and each Servicer agree that the provisions of Article XIV of the Agreement, as originally executed and as amended, supplemented, restated, amended and restated, replaced or otherwise modified from time to time, shall be for the benefit of the Note Issuance Trust. Without limiting the foregoing, the Master Servicer and each Servicer agree that (i) they will make available to the depositor for the Note Issuance Trust, on or before the date on which the Note Issuance Trust is required to file its Annual Report pursuant to Section l3 or 15(d) of the Securities Exchange Act of 1934 on Form 10-K with the Commission (the “Note Issuance Trust’s Annual Report Date”), such assessments, attestations, compliance certificates and other materials consistent in scope with those provided to the Transferor under Article XIV, (ii) they will provide such additional information and disclosures as shall be necessary for any prospectus or other offering document for the Notes to comply with Regulation AB, consistent with the requirements of Article XIV, and (iii) they shall use their best efforts to cause any Servicing Participant used by them (directly or indirectly) for the benefit of the Transferor to comply with the provisions of this Section 4(b) to the same extent as if such Servicing Participant were the Master Servicer or the Servicer. The Master Servicer and each Servicer acknowledge that the depositor for the Note Issuance Trust or any other Person that will be responsible for signing the Sarbanes Certification on behalf of the Note Issuance Trust may rely on the certifications provided pursuant to this Section 4(b) in signing a Sarbanes Certification and filing such certification with the Commission.

SECTION 5.  Representations and Warranties of Other Servicers. The representations and warranties of each Servicer (other than CONA), if any, contained in Section 3.05 of the Agreement are true and correct on and as of the Merger Date. Each such Servicer also represents and warrants to the Trust as of the Merger Date that the execution, delivery and performance of this Series Supplement by such Servicer have been duly authorized by all necessary action, do not require any approval or consent of any governmental agency or authority, do not and will not conflict with any material provision of any organizational documents or by-laws of such Servicer, do not and will not conflict with, or result in a breach which would constitute a material default under, any agreement for borrowed money binding upon or applicable to it or such of its property which is material to it, or, to the best of such Servicer’s knowledge, any law or governmental regulation or court decree applicable to it or such material property, and this Series Supplement is the valid, binding and enforceable obligation of such Servicer, except as the same may be limited by receivership, insolvency, reorganization, moratorium or other laws relating to the enforcement of creditors’ rights generally or by general equity principles.

SECTION 6.  Representations, Warranties and Covenants of the Trustee.

(a)  Representations and Warranties. The representations and warranties of the Trustee contained in Section 11.16 of the Agreement are true on and as of the Merger Date. The Trustee also represents and warrants as of the Merger Date that the Trustee has full power, authority and right to execute, deliver and perform this Series Supplement, and has taken all necessary action to authorize the execution, delivery and performance by it of this Series Supplement, and this Series Supplement has been duly executed and delivered by the Trustee.

(b)  Regulation AB Compliance. The Trustee agrees that the provisions of Article XIV of the Agreement shall be for the benefit of the Note Issuance Trust. Without limiting the foregoing, the Trustee agrees that (i) it will make available to the depositor for the Note Issuance Trust, on or before the Note Issuance Trust’s Annual Report Date, such assessments, attestations, compliance certificates and other materials consistent in scope with those provided to the Transferor under Article XIV and (ii) it will provide such additional information and disclosures as shall be necessary for any prospectus or other offering document for the Notes to comply with Regulation AB, consistent with the requirements of Article XIV. The Trustee acknowledges that the depositor for the Note Issuance Trust or any other Person that will be responsible for signing the Sarbanes Certification on behalf of the Note Issuance Trust may rely on the certifications provided pursuant to this Section 6(b) in signing a Sarbanes Certification and filing such certification with the Commission.

SECTION 7.   Authentication of Certificates. Pursuant to the Original Series 2007-CC Supplement, the Trustee duly authenticated and delivered the Series 2007-CC Collateral Certificate in accordance with Section 6.06 of the Pooling and Servicing Agreement, as in effect at that time. The Series 2007-CC Collateral Certificate was issued in fully registered form, without coupons. On the Merger Date, the currently outstanding Series 2007-CC Collateral Certificate was cancelled and replaced with a new Series 2007-CC Collateral Certificate that memorialized the Merger and clarified and updated references therein to account for the Merger, which replacement Series 2007-CC Collateral Certificate was executed and delivered by the Transferor to the Trustee for authentication in accordance with Section 6.03 of the Agreement. The Trustee delivered such replacement Series 2007-CC Collateral Certificate when authenticated in accordance with Section 6.04 of the Agreement. The replacement Series 2007-CC Collateral Certificate has been issued in fully registered form, without coupons.

SECTION 8.   Establishment and Administration of Investor Accounts.

(a)  The Series Distribution Account and Series Collections Account. The Trustee, for the benefit of the Certificateholders, shall cause to be established and maintained in the name of the Trust, with the corporate trust department of an office or branch of either the Trustee or a Qualified Institution, two non-interest bearing segregated trust accounts (the “Series Distribution Account;” and, for Collections, the “Series Collections Account”) bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders. The Trust shall possess all right, title and interest in all funds on deposit from time to time in the Series Distribution Account and the Series Collections Account and in all proceeds thereof; provided, however, that all interest and earnings (less investment expenses) on funds on deposit in any such account shall be paid to the Holder of the Transferor Certificate in accordance with Section 4.02(c) of the Agreement. Pursuant to authority granted to it pursuant to Section 3.0l(b) of the Agreement, the Master Servicer shall have the revocable power to instruct the Trustee to withdraw funds from the Series Distribution Account and the Series Collections Account for the purpose of carrying out the duties of the Master Servicer hereunder. The Master Servicer at all times shall maintain accurate records reflecting each transaction in the Series Distribution Account and the Series Collections Account. The Paying Agent also shall have the revocable authority to make withdrawals from the Series Distribution Account.

(b)  Reallocation Accounts. The Trustee, for the benefit of the Certificateholders, shall cause to be established and maintained in the name of the Trust, with the corporate trust department of an office or branch of either the Trustee or a Qualified Institution, three non-interest bearing segregated trust accounts for the Group of which the Series established hereby is a member (for reallocated Series Finance Charge Collections and similar amounts for other Series in the Group of which this Series is a member, the “Group Finance Charge Collections Reallocation Account,” for reallocated Series Principal Collections and amounts used to reimburse charge-offs for this Series and other Series in the Group of which this Series is a member, the “Group Principal Collections Reallocation Account” and for reallocated Series Interchange and similar amounts for other Series in the Group of which this Series is a member, the “Group Interchange Reallocation Account”) bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders. The Trust shall possess all right, title and interest in all funds on deposit from time to time in the Group Finance Charge Collections Reallocation Account, the Group Principal Collections Reallocation Account and the Group Interchange Reallocation Account and in all proceeds thereof; provided, however, that all interest and earnings (less investment expenses) on funds on deposit in any such account shall be paid to the Holder of the Transferor Certificate in accordance with Section 4.02(c) of the Agreement. Pursuant to authority granted to it pursuant to Section 3.0l (b) of the Agreement, the Master Servicer shall have the revocable power to instruct the Trustee to withdraw funds from the Group Finance Charge Collections Reallocation Account, the Group Principal Collections Reallocation Account and the Group Interchange Reallocation Account for the purpose of carrying out the duties of the Master Servicer hereunder. The Master Servicer at all times shall maintain accurate records reflecting each transaction in the Group Finance Charge Collections Reallocation Account, the Group Principal Collections Reallocation Account and the Group Interchange Reallocation Account.

(c)  Transfer of Investor Accounts. If at any time any of the Investor Accounts established in Sections 8(a) and 8(b) is not being held by the Trustee and the institution holding such Investor Account ceases to be a Qualified Institution, the Master Servicer shall within 10 Business Days establish a new Investor Account (meeting any conditions specified in this Series Supplement with respect to such Investor Account) with a Qualified Institution and transfer any cash and/or any investments to such new Investor Account.

SECTION 9.   Allocations of Collections.

(a)  Deposits to Series Collections Account. On or before each Distribution Date, the Master Servicer shall direct the Trustee in writing to withdraw from the Group Collections Account and deposit into the Series Collections Account an amount equal to the sum of the Series Finance Charge Collections, the Series Principal Collections and the Series Interchange for the related Due Period.

(b)  Deposits. The Master Servicer shall, on or before each Distribution Date, direct the Trustee in writing that funds be paid or deposited in the following amounts, to the extent such funds are available and in the order of priority specified, to the account or Person indicated, in each case as set forth below.

(1)  Series Finance Charge Collections and Series Interchange to Series Distribution Account. An amount equal to the sum of (x) Series Finance Charge Collections and (y) Series Interchange shall be withdrawn from the Series Collections Account and deposited into the Series Distribution Account.

(2)  Series Principal Collections to Series Distribution Account. An amount equal to the Series Principal Collections shall be withdrawn from the Series Collections Account and deposited into the Series Distribution Account.

(3)  Investor Servicing Fee from Series Distribution Account. An amount equal to the lesser of

(x)	the Investor Servicing Fee and

(y)

the portion of the Series Servicing Fee payable to the Master Servicer under step 7 (Series Servicing Fees from Series Finance Charge Amounts) of Section 3.01 of the Indenture Supplement for the DiscoverSeries (and any comparable step under any other Indenture Supplement, as applicable)

shall be withdrawn from the Series Distribution Account and paid to the Master Servicer. The amount by which the Investor Serving Fee exceeds the amount of such payment shall be the “Investor Servicing Fee Shortfall.”

(4)  Reallocation to Group Finance Charge Collections Reallocation Account. An amount, if any, equal to the portion of Series Finance Charge Amounts for each series of Notes that are to be reallocated to the Group Finance Charge Collections Reallocation Account under step (56) (Reallocation of Series Finance Charge Amounts to the DCMT Group One Finance Charge Collections Reallocation Account) of Section 3.01 of the Indenture Supplement for the DiscoverSeries (and any comparable step under any other Indenture Supplement, as applicable) shall be withdrawn from the Series Distribution Account and deposited into the Group Finance Charge Collections Reallocation Account.

(5)  Reallocation to Group Interchange Reallocation Account. An amount, if any, equal to the portion of Series Finance Charge Amounts for each series of Notes that are to be reallocated to the Group Interchange Reallocation Account under step (57) (Reallocation of Series Finance Charge Amounts to the DCMT Group One Interchange Reallocation Account) of Section 3.01 of the Indenture Supplement for the DiscoverSeries (and any comparable step under any other Indenture Supplement, as applicable) shall be withdrawn from the Series Distribution Account and deposited into the Group Interchange Reallocation Account.

(6)  Reallocation from Group Finance Charge Collections Reallocation Account for Class A Required Amount Shortfall. An amount equal to the lesser of

(x)	the Class A Required Amount Shortfall and

(y)	the product of

(1)

a fraction the numerator of which is the Class A Required Amount Shortfall for this Series and the denominator of which is the sum of the Class A Required Amount Shortfalls for this Series and the Class A Required Amount Shortfalls for all Classes designated as Class A of all other Series in the Group to which the Series established hereby belongs (after giving effect to provisions in the applicable Series Supplements substantially similar to the clauses preceding this clause (6)) and

(2)

the amount on deposit in the Group Finance Charge Collections Reallocation Account before any withdrawals therefrom with respect to any other Series pursuant to a comparable clause in the applicable Series Supplements, shall be withdrawn from the Group Finance Charge Collections Reallocation Account and deposited into the Series Distribution Account. The Class A Required Amount Shortfall shall be reduced by the amount of such deposit.

(7)  Reallocation from Group Finance Charge Collections Reallocation Account for Class A Cumulative Investor Charged-Off Amount. An amount equal to the lesser of

(x)	the Class A Cumulative Investor Charged-Off Amount and

(y)	the product of

(1)

a fraction the numerator of which is the Class A Cumulative Investor Charged-Off Amount for this Series and the denominator of which is the sum of the Class A Cumulative Investor Charged-Off Amounts for this Series and the Class A Cumulative

Investor Charged-Off Amounts for all Classes designated as Class A of all other Series in the Group to which the Series established hereby belongs (after giving effect to provisions in the applicable Series Supplements substantially similar to the clauses preceding this clause (7)) and

(2)

the amount on deposit in the Group Finance Charge Collections Reallocation Account before any withdrawals therefrom with respect to any other Series pursuant to a comparable clause in the applicable Series Supplements, shall be withdrawn from the Group Finance Charge Collections Reallocation Account and deposited into the Series Distribution Account. The Class A Cumulative Investor Charged-Off Amount shall be reduced by the amount of such deposit.

(8)  Reallocation from Group Finance Charge Collections Reallocation Account for other Series. After the allocations set forth in clauses (6) and (7) are made, then (i) if there are one or more Subordinate Classes with respect to any other Series in the Group to which the Series established hereby belongs, the allocations set forth in other Series Supplements which are substantially similar to clauses (6) and (7) shall be made with respect to each other such Class, in alphabetical order, to the extent that funds are available pursuant to this clause (8) and (ii) following the allocations set forth in clause (i), any other allocations set forth in other Series Supplements with respect to funds on deposit in the Group Finance Charge Collections Reallocation Account shall be made in accordance with such Series Supplements, to the extent that funds are available pursuant to this clause (8). For purposes of calculating the amount to be withdrawn from the Group Finance Charge Collections Reallocation Account and paid to the Trustee as administrator of the Credit Enhancement for application in accordance with the Credit Enhancement Agreement, the Series Investor Interest of the Series established hereby shall be treated as zero.

(9)  Reallocation from Group Interchange Reallocation Account for Class A Required Amount Shortfall. An amount equal to the lesser of

(x)	the Class A Required Amount Shortfall and

(y)	the product of

(l)

a fraction the numerator of which is the Class A Required Amount Shortfall and the denominator of which is the sum of the Class A Required Amount Shortfalls for this Series and the Class A Required Amount Shortfall for all Classes designated as Class A of all other Interchange Series in the Group to which the Series established hereby belongs (after giving effect to provisions in the applicable Series

Supplements substantially similar to the clauses preceding this clause (9)) and

(3)

the amount on deposit in the Group Interchange Reallocation Account before any withdrawals therefrom with respect to any other Series pursuant to a comparable clause in the applicable Series Supplements, shall be withdrawn from the Group Interchange Reallocation Account and deposited into the Series Distribution Account. The Class A Required Amount Shortfall shall be reduced by the amount of such deposit.

(10)  Reallocation from Group Interchange Reallocation Account for Class A Cumulative Investor Charged-Off Amount. An amount equal to the lesser of

(x)	the Class A Cumulative Investor Charged-Off Amount and

(y)	the product of

(1)

a fraction the numerator of which is the Class A Cumulative Investor Charged-Off Amount for this Series and the denominator of which is the sum of the Class A Cumulative Investor Charged-Off Amounts for this Series and the Class A Cumulative Investor Charged-Off Amount for all Classes designated as Class A of all other Interchange Series in the Group to which the Series established hereby belongs (after giving effect to provisions in the applicable Series Supplements substantially similar to the clauses preceding this clause (1 0)) and

(2)

the amount on deposit in the Group Interchange Reallocation Account before any withdrawals therefrom with respect to any other Series pursuant to a comparable clause in the applicable Series Supplements, shall be withdrawn from the Group Interchange Reallocation Account and deposited into the Series Distribution Account. The Class A Cumulative Investor Charged-Off Amount shall be reduced by the amount of such deposit.

(11)  Reallocation from Group Interchange Reallocation Account for other Series. After the allocations set forth in clauses (9) and (10) are made, then (i) if there are one or more Subordinate Classes with respect to any other Interchange Series in the Group to which the Series established hereby belongs, the allocations set forth in other Series Supplements which are substantially similar to the allocations set forth in clauses (9) and (10) shall be made with respect to each other such Class, in alphabetical order, to the extent that funds are available pursuant to this clause (11) and (ii) following the allocations set forth in clause (i), any other allocations set forth in other Series Supplements with respect to funds on deposit in the Group Interchange Reallocation Account shall be made in accordance with such Series Supplements, to the extent that funds are available pursuant to this clause (11). For purposes of calculating the amount to be withdrawn from the Group Interchange Reallocation Account and paid to the Trustee as administrator of the Credit Enhancement for application in accordance with the Credit Enhancement Agreement, the Series Investor Interest of the Series established hereby shall be treated as zero.

(12)  Investor Servicing Fee from Series Distribution Account after Reallocations. An amount equal to the lesser of

(x)	the Investor Servicing Fee Shortfall after step (3) and

(y)

the portion of the Series Servicing Fee payable to the Master Servicer under step 14 (Series Servicing Fee Shortfall from Reallocated Finance Charge Amounts) of Section 3.01 of the Indenture Supplement for the DiscoverSeries (and any comparable step under any other Indenture Supplement, as applicable), shall be withdrawn from the Series Distribution Account and paid to the Master Servicer. The Investor Servicing Fee Shortfall shall be reduced by the amount of such payment.

(13)  Reallocation from Subordinated Notes Principal for Investor Servicing Fee Shortfall. An amount equal to the lesser of

(x)	the Investor Servicing Fee Shortfall after step (12) and

(y)

the portion of the Series Servicing Fee payable to the Master Servicer under each of steps (41) (Series Servicing Fee Shortfall from Class D Principal), (42) (Series Servicing Fee Shortfall from Class C Principal) and (43) (Series Servicing Fee Shortfall from Class B Principal), as applicable, of Section 3.01 of the Indenture Supplement for the DiscoverSeries (and any comparable steps under any other Indenture Supplement, as applicable)

Shall be withdrawn from the Series Distribution Account and paid to the Master Servicer.

(14)  Reallocation to Group Principal Collections Reallocation Account. An amount, if any, equal to the portion of Series Principal Amounts for each series of Notes that are to be reallocated to the Group Principal Collections Reallocation Account under step (79) (Reallocation of Series Principal Amounts to the DCMT Group One Principal Collections Reallocation Account) of Section 3.01 of the Indenture Supplement for the DiscoverSeries (and any comparable step under any other Indenture Supplement, as applicable) shall be withdrawn from the Series Distribution Account and deposited into the Group Principal Collections Reallocation Account.

(15) Reallocation from Group Principal Collections Reallocation Account for Class A Principal Distribution Amount Shortfall. An amount equal to the lesser of

(x)	the Class A Principal Distribution Amount Shortfall and

(y)	the product of

(1)

a fraction the numerator of which is the Class A Principal Distribution Amount Shortfall for this Series and the denominator of which is the sum of the Class A Principal Distribution Amount Shortfall for this Series and the Principal Distribution Amount Shortfalls allocable to all Class A Certificates of all other Series in the Group to which the Series established hereby belongs that are in their Accumulation Periods or Controlled Liquidation Periods, as applicable (after giving effect to provisions in the applicable Series Supplements substantially similar to the clauses preceding this clause (15)) and

(2)

the amount on deposit in the Group Principal Collections Reallocation Account before any withdrawals therefrom with respect to any other Series pursuant to a comparable clause in the applicable Series Supplements, shall be withdrawn from the Group Principal Collections Reallocation Account and deposited into the Series Distribution Account. The Class A Principal Distribution Amount Shortfall shall be reduced by the amount of such deposit.

(16)  Reallocation from Group Principal Collections Reallocation Account for other Series. After the allocations set forth in clause (15) are made, then (i) if there are one or more Subordinate Classes with respect to any other Series in the Group to which the Series established hereby belongs, the allocations set forth in other Series Supplements which are substantially similar to clause (15) shall be made with respect to each other such Class, in alphabetical order and (ii) following the allocations set forth in clause (i), any other allocations set forth in other Series Supplements with respect to funds on deposit in the Group Principal Collections Reallocation Account shall be made in accordance with such Series Supplements, to the extent that funds are available pursuant to this clause (16).

(17)  Reallocation from Group Principal Collections Reallocation Account for Unscheduled Principal Distribution Amount Shortfall. An amount equal to the lesser of

(x)	the Unscheduled Principal Distribution Amount Shortfall and

(y)	the product of

(1)

a fraction the numerator of which is the Unscheduled Principal Distribution Amount Shortfall for this Series and the denominator of which is the sum of the Unscheduled Principal Distribution Amount Shortfall for this Series and the Unscheduled Principal Distribution Amount Shortfall for any other Series in the Group to which the Series established hereby belongs (after giving effect to provisions in the applicable Series Supplements substantially similar to the clauses preceding this clause (17)), and

(2)

the amount on deposit in the Group Principal Collections Reallocation Account before any withdrawals therefrom with respect to any other Series pursuant to a comparable clause in the applicable Series Supplements, shall be withdrawn from the Group Principal Collections Reallocation Account and deposited into the Series Distribution Account.

(18)  After all allocations from the Group Principal Collections Reallocation Account to be made pursuant to any other Series Supplement for any Series that is a member of the same Group of which the Series established hereby is a member have been made, the amount remaining on deposit in the Group Principal Collections Reallocation Account shall be withdrawn from the Group Principal Collections Reallocation Account and deposited into the Collections Account.

(19)  An amount equal to the portion of Series Principal Amounts for each series of Notes that are to be deposited into the Collections Account pursuant to step (80) (Remaining Series Principal Amounts to Collections Account for the DCMT for Reinvestment in New Receivables) of Section 3.01 of the Indenture Supplement for the DiscoverSeries (and any comparable step under any other Indenture Supplement, as applicable) shall be withdrawn from the Series Distribution Account and deposited into the Collections Account.

(20)  All remaining amounts in the Series Distribution Account shall be paid to the Indenture Trustee for application in accordance with the Indenture and each applicable Indenture Supplement.

(21)  After all other allocations have been provided for with respect to each Series then outstanding (whether or not such Series is a member of the same Group as the Series established hereby), the lesser of

(x)	the amount of Transferor Interest and

(y)	the amount on deposit in the Collections Account

shall be paid to the Holder of the Transferor Certificate. If, after such payment, any amounts remain on deposit in the Collections Account, such amounts shall remain in the Collections Account for allocation as Principal Collections on the next Trust Distribution Date.

SECTION 10.  Servicing Compensation. As compensation for its servicing activities hereunder and under the Agreement and reimbursement of its expenses as set forth in Section 3.03 of the Agreement (including, without limitation, its servicing activities as Calculation Agent under the Indenture), the Master Servicer shall be entitled to receive the Investor Servicing Fees with respect to the Series established hereby in respect of any Due Period (or portion thereof) prior to the earlier of the date on which the Series Investor Interest is reduced to zero and the Series Termination Date. The Investor Servicing Fees shall be paid to the Master Servicer on each Distribution Date pursuant to the terms hereof and the Indenture and each applicable Indenture Supplement.

SECTION 11.   Investor Certificateholders’ Monthly Statement. On each Statement Date, a statement substantially in the form of Exhibit B hereto, as prepared by the Trustee (based on information provided by the Master Servicer) setting forth the information listed thereon shall be available to the Investor Certificateholder and to any holder of Notes from the Trustee and each Paying Agent.

SECTION 12.   Purchase of Notes; Sales of Receivables.

(a)  The Indenture Supplement for the DiscoverSeries and any additional Indenture Supplement issued with respect to any Notes may provide that if, as of any Distribution Date (after giving effect to any payments calculated pursuant to Section 3.01 or an equivalent section of the applicable Indenture Supplement made on such Distribution Date), the Outstanding Dollar Principal Amount with respect to any series, class or Tranche of Notes is less than or equal to 5% of the Initial Principal Dollar Amount of each corresponding Tranche or Tranches of Notes, the Transferor, or an affiliate of the Transferor, may elect to repurchase such series, class or Tranche of Notes. In the event of such election, the Calculation Agent shall request that Discover Funding, as Holder of the Transferor Certificate, purchase and cancel a portion of the Series Investor Interest equal to the product of (x) the Nominal Liquidation Amount of such series, class or Tranche of Notes and (y) the Series 2007-CC Collateral Certificate Percentage (such portion, the “Clean-Up Call Amount”) by depositing into the Series Distribution Account, on the immediately succeeding Distribution Date, an amount equal to the Clean-Up Call Amount. If Discover Funding as Holder of the Transferor Certificate deposits the Clean-Up Call Amount into the Series Distribution Account, the Master Servicer shall direct the Trustee in writing to withdraw the Clean-Up Call Amount from the Series Distribution Account and pay such amount to the Indenture Trustee for distribution in accordance with the applicable Indenture Supplement.

(b)  If there has been an Event of Default and acceleration of any series, class or Tranche of Notes under the Indenture, and the Indenture Trustee is directed to cause the sale of Receivables in accordance with Section 705 of the Indenture and the provisions of the applicable Indenture Supplement, or if the applicable Indenture Supplement otherwise authorizes the Indenture Trustee (in its discretion) to cause a sale and any conditions precedent thereto have been satisfied, the Indenture Trustee shall notify the Trustee of the amount of Receivables to be sold, which shall equal the Nominal Liquidation Amount of each affected series, class or Tranche, as applicable, plus accrued interest thereon multiplied by the Series 2007-CC Collateral Certificate Percentage (the “Receivables Sale Amount”). Receivables (or interests therein) in an amount equal to the Receivables Sale Amount shall be sold on behalf of the Trust by an institution acceptable to the Trustee, the Indenture Trustee and the Master Servicer that is either (i) a nationally recognized investment bank, (ii) a nationally recognized commercial bank or (iii) any other institution whose regular business includes the sale of receivables similar to the Receivables in the Trust; provided, however, that in no event shall the amount of Receivables sold hereunder with respect to any series, class or Tranche, as applicable, exceed the product of (A) the aggregate amount of Receivables in the Trust and (B) a fraction the numerator of which is the product of the Nominal Liquidation Amount of such series, class or Tranche, as applicable, and the Series 2007-CC Collateral Certificate Percentage, and the denominator of which is the Aggregate Investor Interest, in each case, as of the close of business on the last day of the Due Period immediately preceding the month in which such Receivables sale occurs; and provided, further, the Receivables selected to be sold hereunder shall not be materially different from the Receivables remaining in the Trust as of such selection date and shall be selected at random from the Receivables. The proceeds (the “Receivables Sale Proceeds”) therefrom shall be paid to the Trust and immediately deposited into the Series Distribution Account and paid to the Indenture Trustee immediately following such deposit. Such payment shall be deemed to be the final distribution with respect to the affected Tranche. No Originator and no affiliate or agent of any Originator shall be permitted to bid for or purchase Receivables pursuant to this Section 12(b); provided, however, that an affiliate or agent of any Originator may act as selling institution for the sale as specified in the first sentence of this Section 12(b), so long as such affiliate or agent does not act as principal in connection with such sale.

SECTION 13.   Ratification of Agreement. As supplemented and amended by this Series Supplement, the Agreement is in all respects ratified and confirmed and the Agreement as so supplemented by this Series Supplement shall be read, taken, and construed as one and the same instrument.

SECTION 14.   Counterparts. This Series Supplement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which, when executed, shall be deemed an original, but all of which together shall constitute one and the same instrument. The words “executed,” “signed,” “signature,” and words of like import in this Series Supplement or in any other certificate, agreement or document related to this transaction shall include, in addition to manually executed signature pages, images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, any electronic sound, symbol, or process, attached to or logically associated with a contract or other record and executed or adopted by a person with the intent to sign the record). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

SECTION 15.   Governing Law. This Series Supplement and all disputes arising out of or relating to it shall be construed in accordance with the internal laws of the State of New York, without reference to its conflict of law provisions that would result in the application of the law of any state other than New York, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

SECTION 16.   Intention of Parties. The parties intend the sale, transfer, assignment or conveyance of Receivables, Interchange and all proceeds thereof in connection herewith to be a sale of financial assets in connection with a securitization and an absolute transfer for all purposes (unless otherwise required under applicable law). The parties intend the sale, transfer, assignment or conveyance of Receivables in connection herewith to be treated as a sale for accounting purposes.

SECTION 17.   Amendment for Sale Accounting Purposes. If the Transferor determines that (i) an amendment to this Series Supplement or the Agreement is necessary or desirable for such Transferor to maintain or establish sale accounting treatment under then-applicable financial accounting standards, and (ii) the Transferor cannot enter into such amendment pursuant to Section 13.01 of the Agreement without obtaining the consent of a specified percentage of Investor Certificateholders, then the Master Servicer, the Transferor, the Trustee and the Servicers may nonetheless enter into such amendment without obtaining the consent of any Certificateholder of any Investor Certificates of this Series so long as the Rating Agency Condition shall have been satisfied.

Any such amendment may include, without limitation, any changes necessary to convert the Trust from a “one-tier” securitization structure to a “two-tier” securitization structure. Notwithstanding the foregoing, any Investor Certificateholder that acquires an Investor Certificate of this Series will be deemed to have consented to any such amendment for all purposes, including for purposes of calculating whether the requisite consent percentage, if any, under Section 13.01 of the Agreement has been received for any amendment that requires such consent because of the lack of provisions comparable to this Section 17 in the Series Supplements for other Series then outstanding (except that Investor Certificates beneficially owned by the Transferor or any affiliate or agent of the Transferor will not be included in any such calculation).

SECTION 18.   Election Under Delaware Asset-Backed Securities Facilitation Act. Without limiting any other provisions of the Agreement or this Series Supplement, the parties hereto agree that (a) the transactions contemplated hereby constitute a “securitization transaction” and (b) to the fullest extent permitted under applicable law, including without limitation, the Asset-Backed Securities Facilitation Act Delaware Code An. tit. 6, § 2701 A et seq: (1) all right, title and interest to the Receivables, whether now existing or hereafter acquired, all monies due or to become due with respect thereto, all proceeds of such Receivables and all

Interchange (the “Transferred Assets”), which have been transferred to the Trust in connection with the securitization transactions contemplated herein, shall be deemed to no longer be the property, assets or rights of the Transferor; (2) the Transferor, its creditors or, in any insolvency proceeding with respect to the Transferor or the Transferor’s property, a bankruptcy trustee, receiver, debtor, debtor in possession or similar person, shall have no rights, legal or equitable, whatsoever to reacquire, reclaim, recover, repudiate, disaffirm, redeem or recharacterize as property of the Transferor any of the Transferred Assets; and (3) in the event of a bankruptcy, receivership or other insolvency proceeding with respect to the Transferor or the Transferor’s property, such Transferred Assets shall not be deemed to be part of the Transferor’s property, assets, rights or estate.

SECTION 19.   Increases to Series Investor Interest. In connection with any issuance of Notes, Discover Funding shall transfer to the Note Issuance Trust an additional fractional undivided interest in the assets of the Trust as represented by an increase in the Series Investor Interest for the Series 2007-CC Collateral Certificate from time to time, subject to the satisfaction of the conditions described below:

(a)  The Calculation Agent shall have notified Discover Funding, as Holder of the Transferor Certificate, of the issuance of such Notes and Discover Funding shall have notified the Calculation Agent of its intention to transfer to the Note Issuance Trust an additional fractional undivided interest in the assets of the Trust as represented by an increase in the Series Investor Interest in an amount equal to the product of (i) the Nominal Liquidation Amount of any Notes to be issued by the Note Issuance Trust and (ii) the percentage of the Nominal Liquidation Amount of such Notes to be allocated to the Series 2007-CC Collateral Certificate, as determined by Discover Funding as beneficiary of the Note Issuance Trust;

(b)  Discover Funding, as Holder of the Transferor Certificate, shall have received an amount equal to (i) the issuance proceeds received by the Note Issuance Trust in connection with the corresponding issuance of Notes, multiplied by the percentage of the Nominal Liquidation Amount of such Notes to be allocated to the Series 2007-CC Collateral Certificate, minus (ii) the sum of (x) any issuance expenses relating to such notes multiplied by the percentage of the Nominal Liquidation Amount of such Notes to be allocated to the Series 2007-CC Collateral Certificate and (y) any amounts required to be retained in any reserve account or subaccount for the Note Issuance Trust in connection with such issuance of Notes, multiplied by the percentage of the Nominal Liquidation Amount of such Notes to be allocated to the Series 2007-CC Collateral Certificate;

(c)  Discover Funding, as Holder of the Transferor Certificate, shall have notified the Trustee, in writing, at least one business day in advance of the date upon which the Series Investor Interest is to be increased, which notice shall state the amount of such increase in the Series Investor Interest;

(d)  The Transferor shall have delivered to the Trustee written confirmation from the Rating Agencies that they will not, as a result of the increase, reduce the rating below the Required Rating of any Class of any Series outstanding at the time of the increase; and

(e)  Discover Funding, as Holder of the Transferor Certificate, shall not be required to designate Additional Accounts or convey a Participation interest to the Trust pursuant to Section 2.10(a) of the Agreement as a result of such increase.

Upon any increase in the Series Investor Interest the Trustee shall make appropriate entries in the certificate registrar for the Series 2007-CC Collateral Certificate in the amount of the increase.

SECTION 20.   Amendments for Additional Collateral Certificates. Concurrently with the effectiveness of any documents relating to the assignment of any Additional Collateral Certificates (or, if applicable, direct interests in pools of credit card receivables) to the Note Issuance Trust, the parties hereto may amend this agreement without notice to or the consent of any Investor Certificateholder (or the holders of any series, class or Tranche of Notes then outstanding) to the extent necessary to reflect any changes in the definitions of “Series Excess Spread” and “Series Investor Interest” set forth herein, and to otherwise reflect any allocations or other provision with respect to the Notes or such Additional Collateral Certificates (or, if applicable, direct interests in pools of credit card receivables) subject to the condition that Discover Funding as Holder of the Transferor Certificate shall have been notified by the Rating Agencies that such amendment would not result in the lowering or withdrawal of the rating below the Required Rating of any Class of any Series then outstanding.

SECTION 21.   Dispute Resolution.

(a)  If a Person, including any Certificateholder or a Verified Note Owner, makes a request to Discover Funding to repurchase a Receivable pursuant to Section 2.07 of the Agreement, as originally executed and as amended, supplemented, restated, amended and restated, replaced or otherwise modified from time to time, (the “Requesting Party”) and such repurchase request has not been fulfilled or otherwise resolved within 180 days of the related Receivable Repurchase Event, the Requesting Party will have the right to refer the matter, at its discretion, to either mediation (including non-binding arbitration) or arbitration pursuant to this Section 21; provided, however, that any such referral shall be made within 90 days of the delivery of the monthly statement following the end of such 180 day period.

(b)  The Requesting Party will provide notice through DTC communication procedures or otherwise in accordance with the provisions of Section 13.05 of the Agreement of its intention to refer the matter to mediation (including non-binding arbitration) or arbitration, as applicable, to Discover Funding. Discover Funding agrees to the resolution method selected by the Requesting Party. Discover Funding shall provide notice to CONA, the Note Issuance Trust, the Trustee and the Indenture Trustee that Discover Funding has received a request to mediate or arbitrate a repurchase request.

(c)  If the Requesting Party selects mediation as the resolution method, the following provisions will apply:

(i)  The mediation will be administered by the American Arbitration Association (the “AAA”) or, if the AAA no longer exists, another nationally recognized mediation organization selected by the Master Servicer, pursuant to such association’s mediation procedures in effect at such time.

(ii)  The fees and expenses of the mediation will be allocated as mutually agreed by the parties as part of the mediation.

(iii)  The mediator will be appointed from a roster of neutrals maintained by the AAA and must be an attorney admitted to practice in the State of New York and have at least 15 years of experience in commercial litigation and, if possible, consumer finance or asset-backed securitization matters.

(d)  If the Requesting Party selects arbitration as the resolution method, the following provisions will apply:

(i)  The arbitration will be administered by the AAA or, if the AAA no longer exists, another nationally recognized arbitration organization selected by the Master Servicer, and conducted pursuant to such association’s arbitration procedures in effect at such time.

(ii)  The arbitrator will be appointed from a roster of neutrals maintained by AAA and must be an attorney admitted to practice in the State of New York and have at least 15 years of experience in commercial litigation and, if possible, consumer finance or asset-backed securitization matters.

(iii)  The arbitrator will make its final determination no later than 90 days after appointment or as soon as practicable thereafter. The arbitrator will resolve the dispute in accordance with the terms of this Series Supplement and the Agreement, including in each case, the original form of such agreement and any relevant prior amendment and restatement thereof,, and may not modify or change this Series Supplement or the Agreement in any way. The arbitrator will not have the power to award punitive damages or consequential damages in any arbitration conducted by it, and Discover Funding shall not be required to pay more than the amount required under Section 2.07 of the Agreement, as originally executed and as amended, supplemented, restated, amended and restated, replaced or otherwise modified from time to time, plus any fees and expenses related to the arbitration with respect to any Receivable which such Requested Party is required to repurchase under the terms of the Agreement, as originally executed and as amended, supplemented, restated, amended and restated, replaced or otherwise modified from time to time. In its final determination, the arbitrator will determine and award the costs of the arbitration (including the fees of the arbitrator, cost of any record or transcript of the arbitration, and administrative fees) and reasonable attorneys’ fees to the parties as determined by the arbitrator in its reasonable discretion. The determination of the arbitrator will be in writing and counterpart copies will be promptly delivered to the parties. The determination will be final and non-appealable absent manifest error and may be enforced in any court of competent jurisdiction.

(iv)  By selecting arbitration, the Requesting Party is waiving the right to sue in court, including the right to a trial by jury.

(v)  No person may bring a putative or certified class action to arbitration.

(e)  The following provisions will apply to both mediations and arbitrations:

(i)  Any mediation or arbitration will be held in New York, New York or such other location mutually agreed to by the Requesting Party and Discover Funding;

(ii)  Notwithstanding this dispute resolution provision, the parties will have the right to seek provisional relief from a competent court of law, including a temporary restraining order, preliminary injunction or attachment order, provided such relief would otherwise be available by law;

(iii)  Each ADR Proceeding, including the occurrence of such ADR Proceeding, the nature and amount of any relief sought or granted and the results of any discovery taken in such ADR Proceeding, shall be kept strictly confidential by each of Discover Funding and the Requesting Party, except as necessary in connection with a judicial challenge to or enforcement of an award, or as otherwise required by law. The Trustee and the Indenture Trustee shall have no obligation to provide any Certificateholder or Note Owner (other than any Certificateholder or Verified Note Owner directing the Trustee’s or Indenture Trustee’s actions, if any) with any information that it receives with respect to an ADR Proceeding by virtue of its being a Requesting Party.

(iv)  Any expenses incurred by the Trustee or Indenture Trustee acting as the Requesting Party pursuant to this Section 21 shall be subject to reimbursement pursuant to the terms set forth in Section 11.05 of the Agreement and Section 806 of the Indenture, as applicable.

SECTION 22.  Asset Representations Review. Discover Funding shall (i) cooperate with procedures for a review of the representations and warranties to be tested pursuant to the Asset Representations Review Agreement, and (ii) provide the Asset Representations Reviewer with reasonable access to Discover Funding’s offices and information databases upon the initiation of an Asset Representations Review as set forth in Section 715 of the Indenture.

SECTION 23.  Effectiveness. This Series Supplement amends and restates the Amended and Restated 2007-CC Supplement as of the Merger Date. Prior to the Merger Date, the Amended and Restated 2007-CC Supplement shall remain in full force and effect and is in all respects ratified and confirmed. Upon the effectiveness of this Series Supplement on the Merger Date, the terms and provisions of the Amended and Restated Series 2007-CC Supplement shall be restated in their entirety (other than as set forth in Section 2.01(d) of the Agreement) and each reference to the Amended and Restated Series 2007-CC Supplement in any other document, instrument or agreement shall mean a reference to this Series Supplement.

SECTION 24.  Master Servicer’s and Servicers’ Annual Certificate.

(a)  With regard to any tranche of Notes or any additional Notes the offer and sale of which commenced before May 18, 2025, which remain outstanding and held by Persons who are not affiliates of the Transferor on the date on which the Trust files its Annual Report or any Transition Report, as applicable, the Master Servicer and each Servicer will deliver, and the Master Servicer or the applicable Servicer shall cause each affiliated Servicing Participant and each unaffiliated Servicing Participant that services 10% or more of the Receivables to deliver, to the Trustee, Discover Funding as the Holder of the Transferor Certificate and the Rating Agencies, on or before the Trust’s Annual Report Date of each calendar year or the Trust’s Transition Report Date, as applicable, Officer’s Certificates prepared in accordance with Section 3.07 of the Agreement, as applicable to such Master Servicer, Servicer and Servicing Participant. A copy of any such certificate may be obtained by any Series 2007-CC Certificateholder by a request in writing to the Trustee addressed to the Corporate Trust Office. If the Master Servicer so determines, a single Officer’s Certificate may address a transition period of one month or less and the fiscal year preceding or following such transition period.

(b)  Notwithstanding any provision of Section 3.07 of the Agreement to the contrary, with regard to any Tranche of Notes or any additional Notes the offer and sale of which commences on or after May 18, 2025, which remain outstanding and held by Persons who are not affiliates of the Transferor on the date on which the Trust files its Annual Report or any Transition Report, as applicable, the Master Servicer and each Servicer will deliver, and the Master Servicer or the applicable Servicer shall cause each affiliated Servicing Participant and each unaffiliated Servicing Participant that services 10% or more of the Receivables to deliver, to the Trustee, Discover Funding as the Holder of the Transferor Certificate and the Rating Agencies, on or before the Trust’s Annual Report Date of each calendar year or the Trust’s Transition Report Date, as applicable, Officer’s Certificates prepared in accordance with subsection 3.07(c) of the Agreement, as applicable to such Master Servicer, Servicer and Servicing Participant, but need not deliver any such Officer’s Certificates in accordance with subsections 3.07(a) or (b) of the Agreement. A copy of any such certificate may be obtained by any Series 2007-CC Certificateholder by a request in writing to the Trustee addressed to the Corporate Trust Office. If the Master Servicer so determines, a single Officer’s Certificate may address a transition period of one month or less and the fiscal year preceding or following such transition period.

SECTION 25.  Independent Public Accountants’ Annual Servicing Report.

(a)  With regard to any tranche of Notes or any additional Notes the offer and sale of which commenced before May 18, 2025, which remain outstanding and held by Persons who are not affiliates of the Transferor on the date on which the Trust files its Annual Report or any Transition Report, as applicable, the Master Servicer shall cause a firm of nationally recognized independent certified public accountants (who may also render other services to the Master Servicer, any Servicer or the Transferor) to furnish reports to the Trustee, the Master Servicer, each Servicer and the Rating Agencies, on or before the Trust’s Annual Report Date of each calendar year or the Trust’s Transition Report Date, as applicable, prepared in accordance with Section 3.08 of the Agreement. A copy of such reports may be obtained by any Series 2007-CC Certificateholder by a request in writing to the Trustee addressed to the Corporate Trust Office. If the Master Servicer so determines, a single report of such firm may address a transition period of one month or less and the fiscal year preceding or following such transition period.

(b)  Notwithstanding any provision of Section 3.08 of the Agreement to the contrary, with regard to any Tranche of Notes or any additional Notes the offer and sale of which commences on or after May 18, 2025, which remain outstanding and held by Persons who are not affiliates of the Transferor on the date on which the Trust files its Annual Report or any Transition Report, as applicable, the Master Servicer shall cause a firm of nationally recognized independent public accountants (who may also render other services to the Master Servicer, any Servicer or the Transferor) to furnish reports to the Trustee, the Master Servicer and the Rating Agencies, on or before the Trust’s Annual Report Date of each calendar year or the Trust’s Transition Report Date, as applicable, prepared in accordance with subsection 3.08(c) of the Agreement, but need not deliver any such reports in accordance with subsections 3.08(a) or (b) of the Agreement. A copy of such reports may be obtained by any Series 2007-CC Certificateholder by a request in writing to the Trustee addressed to the Corporate Trust Office. If the Master Servicer so determines, a single report of such firm may address a transition period of one month or less and the fiscal year preceding or following such transition period.

SECTION 26.  Clarifying Items Relating to this Series Supplement.

(a)  To the extent this Series Supplement requires that certain actions are to be taken as of a date prior to the date of this Series Supplement, the taking of such action by the applicable party under the Original Series 2007-CC Supplement or the Amended and Restated Series 2007-CC Supplement shall constitute satisfaction of such requirement and each party hereto confirms each of the actions taken by it prior to the date of this Series Supplement under the Amended and Restated Series 2007-CC Supplement.

(b)  Each of the parties hereto hereby confirms (i) that prior to the Merger Date, the Amended and Restated Series 2007-CC Supplement governed the transactions contemplated by this Series Supplement, (ii) actions taken in connection with the Amended and Restated Series 2007-CC Supplement, (iii) that any rights and obligations created or incurred pursuant to the Amended and Restated Series 2007-CC Supplement carry forward to the applicable party under this Series Supplement, and (iv) that all representations, warranties, covenants and agreements in the Amended and Restated Series 2007-CC Supplement applicable to any date prior to the Merger Date remain in full force and effect with respect to such dates.

(c)  All references to the Original Series 2007-CC Supplement or the Amended and Restated Series 2007-CC Supplement in any other instruments or documents shall be deemed to constitute a reference to this Series Supplement on and after the date hereof.

IN WITNESS WHEREOF, the Transferor, the Master Servicer, the Servicer and the Trustee have caused this Series Supplement to be duly executed by their respective officers thereunto duly authorized as of the date and year first above written.

CAPITAL ONE, NATIONAL ASSOCIATION, as Master Servicer and Servicer

/s/ Franco E. Harris
Name:	Franco E. Harris
Title:	Managing Vice President, Corporate Treasury, Treasurer

DISCOVER FUNDING LLC, as Transferor

/s/ Eric D. Bauder
Name:	Eric D. Bauder
Title:	Assistant Vice President

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

/s/ Christopher J. Nuxoll
Name:	Christopher J. Nuxoll
Title:	Vice President

EXHIBIT A

Form of Series 2007-CC Investor Certificate

SERIES 2007-CC COLLATERAL CERTIFICATE

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, NEITHER THIS SERIES 2007-CC COLLATERAL CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED, ASSIGNED, EXCHANGED OR OTHERWISE PLEDGED OR CONVEYED, EXCEPT IN ACCORDANCE WITH THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN AND THE SECOND AMENDED AND RESTATED INDENTURE, DATED AS OF MAY 18, 2025, BY AND BETWEEN U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, AS INDENTURE TRUSTEE, AND DISCOVER CARD EXECUTION NOTE TRUST, AS ISSUER THEREUNDER.

NO. 5

DISCOVER CARD MASTER TRUST I, SERIES 2007-CC

CREDIT CARD PASS-THROUGH COLLATERAL CERTIFICATE

CAPITAL ONE, NATIONAL ASSOCIATION

MASTER SERVICER AND SERVICER

DISCOVER FUNDING LLC

TRANSFEROR

(NOT AN INTEREST IN OR OBLIGATION OF CAPITAL ONE, NATIONAL ASSOCIATION OR DISCOVER FUNDING LLC AND NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.)

This certifies that U.S. Bank Trust Company, National Association (“USBTC”), as Indenture Trustee (the “Investor Certificateholder”) is the registered owner of a Fractional Undivided Interest in the Discover Card Master Trust I (the “Trust”), the corpus of which consists of a portfolio of receivables (the “Receivables”) existing as of the Cut-Off Date (or, with respect to Receivables in Additional Accounts, as of the applicable Additional Account Cut-Off Date) or thereafter created under certain open end credit card accounts for specified Persons (the “Accounts”) originated by the applicable Account Owner, or an affiliate of such Account Owner, and transferred, prior to the Effective Date, to the Trust by the applicable Account Owner and, on and after the Effective Date, to Discover Funding LLC (“Discover Funding”) by the applicable Account Owner for further transfer to the Trust by Discover Funding, all monies due or to become due with respect thereto, all proceeds (as defined in Section 9 102(a)(64) of the Uniform Commercial Code as in effect in the Applicable State or any successor provision thereto) of such Receivables and interchange pursuant to (i) that certain Pooling and Servicing Agreement, dated as of October 1, 1993, as amended and restated as of November 3, 2004, June 4, 2010, December 22, 2015, and May 18, 2025 (as originally executed and as amended, restated, amended and restated, supplemented, replaced or otherwise modified from time to time, the “Pooling and Servicing Agreement”), among the applicable Account Owner, as Master Servicer and Servicer, Discover Funding, as Transferor, and USBTC, as trustee (the “Trustee”), or (ii) that certain Receivables Sale and Contribution Agreement, dated as of December 22, 2015, as amended and restated as of May 18, 2025 (as originally executed and as amended, restated, amended and restated, supplemented, replaced or otherwise modified from time to time, the “Receivables Sale and Contribution Agreement”), between the applicable Account Owner and Discover Funding, and the Pooling and Servicing Agreement, a summary of certain of the pertinent provisions of which are set forth herein below, and benefits under any Credit Enhancement with respect to any Series of investor certificates issued from time to time pursuant to the Pooling and Servicing Agreement, to the extent applicable. Reference is hereby made to the further provisions of this Series 2007-CC Collateral Certificate set forth on the reverse hereof, and such further provisions shall for all purposes have the same effect as if set forth at this place.

This Series 2007-CC Collateral Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or the Series Supplement, dated as of July 26, 2007, as amended and restated as of December 22, 2015 and May 18, 2025 (as originally executed and as amended, restated, amended and restated, supplemented, replaced or otherwise modified from time to time, the “Series Supplement”), among the applicable Account Owner, as Master Servicer and Servicer, Discover Funding, as Transferor, and USBTC, as Trustee, or become vested or obligatory for any purpose until the certificate of authentication hereon shall have been signed by or on behalf of the Trustee under the Pooling and Servicing Agreement.

IN WITNESS WHEREOF, Discover Funding has caused this Series 2007-CC Collateral Certificate to be duly executed and authenticated.

DISCOVER FUNDING LLC

By:
Name: Eric D. Bauder
Title: Assistant Vice President

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is the Series 2007-CC Collateral Certificates referred to in the within mentioned Pooling and Servicing Agreement and Series Supplement.

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

REVERSE OF SERIES 2007-CC CERTIFICATE

To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement or the Series Supplement. This Series 2007-CC Collateral Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement and the Series Supplement, to which Pooling and Servicing Agreement and Series Supplement, as each may be amended from time to time, the Investor Certificateholder by virtue of the acceptance hereof assents and by which the Investor Certificateholder is bound.

This Series 2007-CC Collateral Certificate represents a Fractional Undivided Interest in the Trust including the right to receive the Collections and other amounts at the times and in the amounts specified in the Pooling and Servicing Agreement and the Series Supplement to be deposited in the Investor Accounts with respect to Discover Card Master Trust I, Series 2007-CC or paid to the Investor Certificateholder.

The aggregate interest represented by the Series 2007-CC Collateral Certificate at any time in the assets of the Trust shall equal the Series Investor Interest at such time. The Series Investor Interest of the Series 2007-CC Collateral Certificate was initially $400,000,000 and will increase or decrease pursuant to the terms of the Series Supplement and certain documents referenced therein. The amount of the Series Investor Interest, including all increases and decreases thereto, shall be maintained on the records of the Trustee; provided, however, that the failure of the Trustee to make any such recordation, or any error thereon, shall not affect the obligations of CONA and Discover Funding hereunder or under the Series Supplement. In addition to the Series 2007-CC Collateral Certificate, a Transferor Certificate has been issued pursuant to the Pooling and Servicing Agreement which represents, at any time, the undivided interest in the Trust not represented by the Series 2007-CC Collateral Certificate or the investor certificates of any other Series of investor certificates then outstanding, if any. Subject to the terms and conditions of the Pooling and Servicing Agreement, the Transferors may from time to time direct the Trustee, on behalf of the Trust, to issue one or more new Series of investor certificates, which will represent Fractional Undivided Interests in the Trust.

Series Principal Collections, Series Finance Charge Collections, Series Interchange and other amounts allocable to the Series 2007-CC Collateral Certificate will be distributed to, or for the account of, the Investor Certificateholder of the Series 2007-CC Collateral Certificate on each Distribution Date through and including the Series Termination Date in the manner and to the extent set forth in the Series Supplement.

This Series 2007-CC Collateral Certificate does not represent an obligation of, or an interest in, the Master Servicer. This Series 2007-CC Collateral Certificate is limited in right of payment to certain Collections respecting the Receivables and certain other assets of the Trust, all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement and the Series Supplement.

The Pooling and Servicing Agreement permits, with certain exceptions, the amendment and modification of the rights and obligations of the Master Servicer, and the rights of Investor Certificateholders under the Pooling and Servicing Agreement and Series Supplement, at any

time by the Master Servicer, the Transferors and the Trustee in certain cases (some of which require confirmation from the Rating Agencies that such amendment will not result in the downgrading or withdrawal of their respective ratings assigned to the Investor Certificates) without the consent of the Investor Certificateholders, and in all other cases with the consent of the Investor Certificateholders owning Fractional Undivided Interests aggregating not less than 66-2/3% of the Class Invested Amount of each such affected Class (and with confirmation from the Rating Agencies that such amendment will not result in the downgrading or withdrawal of their respective ratings assigned to the Investor Certificates); provided, however, that no such amendment shall (a) have .a material adverse effect on any Class of Investor Certificateholders by reducing in any manner the amount of, or delaying the timing of, distributions which are required to be made on any Investor Certificate without the consent of the affected Investor Certificateholders or (b) reduce the aforesaid percentage required to consent to any such amendment, without the consent of each Investor Certificateholder of each affected Class then of record; provided, further, that the permitted activities of the Trust may be significantly changed only with the consent of the Holders of Investor Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the Aggregate Invested Amount. Any such amendment and any such consent by the Investor Certificateholder for the Series 2007-CC Collateral Certificate, including the deemed consent described in the following sentence, shall be conclusive and binding on such Investor Certificateholder and upon all future Holders of this Series 2007-CC Collateral Certificate and of any Series 2007-CC Collateral Certificate issued in exchange therefor or in lieu hereof whether or not notation thereof is made upon this Series 2007-CC Collateral Certificate. Subject to compliance with the terms of Section 17 of the Series Supplement, the Investor Certificateholder of the Series 2007-CC Collateral Certificate, by acceptance of this Series 2007-CC Collateral Certificate, will be deemed to have consented for all purposes to any amendment that any Transferor determines is necessary or desirable for such Transferor to maintain or establish sale accounting treatment under then-applicable financial accounting standards.

The transfer of this Series 2007-CC Collateral Certificate shall be registered in the Certificate Register upon surrender of this Series 2007-CC Collateral Certificate for registration of transfer at any office or agency maintained by the Transfer Agent and Registrar accompanied by a written instrument of transfer in a form satisfactory to the Trustee and the Transfer Agent and Registrar duly executed by the Investor Certificateholder for the Series 2007-CC Collateral Certificate or such Investor Certificateholder’s attorney duly authorized in writing, and thereupon one or more new Series 2007-CC Collateral Certificates of authorized denominations and for the same aggregate Fractional Undivided Interest will be issued to the designated transferee or transferees.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the Series 2007-CC Collateral Certificate is exchangeable for a new Series 2007-CC Collateral Certificate evidencing a like aggregate Fractional Undivided Interests, as requested by the Investor Certificateholder for the Series 2007-CC Collateral Certificate. No service charge may be imposed for any such exchange but the Master Servicer or Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

The Master Servicer, the Trustee, the Paying Agent and the Transfer Agent, and any agent of any of them, may treat the person in whose name this Series 2007-CC Collateral Certificate is registered as the owner hereof for all purposes, and neither the Master Servicer, the Trust nor the Trustee, the Paying Agent, the Transfer Agent, nor any agent of any of them or any such agent shall be affected by notice to the contrary except in certain circumstances described in the Pooling and Servicing Agreement.

Subject to certain conditions in the Pooling and Servicing Agreement and the Series Supplement, if the principal of the Series 2007-CC Collateral Certificate has not been paid in full prior to the Series Termination Date, the obligations created by the Pooling and Servicing Agreement and the Series Supplement with respect to the Series 2007-CC Collateral Certificate shall terminate on the Series Termination Date.

EXHIBIT B

Form of investor Certificateholders’ Monthly Statement

Discover Card Master Trust I

Series 2007-CC Monthly Statement

Exhibit B

Form of Investor Certificateholders’ Monthly Statement

Discover Card Master Trust I

Series 2007-CC Monthly Statement

Distribution Date: ,	Month Ending:

      ,

Pursuant to the Second Amended and Restated Series Supplement dated as of May 18, 2025, as amended, (the “Series Supplement”) relating to the Fourth Amended and Restated Pooling and Servicing Agreement dated as of May 18, 2025, in each case as amended prior to the distribution date noted above, among Capital One, National Association (“CONA”), as Master Servicer and Servicer, Discover Funding LLC, as Transferor (the “Depositor”), and U.S. Bank Trust Company, National Association as Trustee (the “Pooling and Servicing Agreement”), the Trustee is required to prepare certain information each month regarding current distributions to investors and the performance of Discover Card Master Trust I (the “Master Trust”). We have set forth below this information and certain other information required under the Securities Exchange Act of 1934, as amended, for the Distribution Date listed above, as well as for the calendar month ended on the date listed above. Capitalized terms used in this report without definition have the meanings given to them in the Pooling and Servicing Agreement and the Series Supplement. The Pooling and Servicing Agreement and the Series Supplement were filed with the Securities and Exchange Commission as follows:

Fourth Amended and Restated Pooling and Servicing Agreement	As Exhibit [ ] to the [ ] filed on [ ] under the file number [_______], as amended.
Second Amended and Restated Series Supplement	As Exhibit [ ] to the [ ] filed on [ ] under the file number [_______], as amended.

1.	Principal Receivables at the end of [Month][Year]

	Beginning Principal Balance	Ending Principal Balance[1]

(a) Aggregate Investor Interest (including Series 2007-CC Investor Interest)	$	$

Transferor Interest	$	$

Total Master Trust	$	$

(b) Group One Investor Interest	$	$

(c) Series 2007-CC Investor Interest	$	$

(d) Total Master Trust # of Accounts

(e) Minimum Principal Receivables Balance at the End of Month [2]	$

(f) Amount by which Master Trust Receivables Exceeded the Minimum Principal Receivables Balance at the End of Month	$

(g) Percentage of the principal receivables that reflect Transferor Interest[3]		%

2.	Credit Risk Retention at the end of [Month][Year][4]

(a) Ending Principal Receivables	$

(b) Ending Investor Interest (before principal payments on this Distribution Date)	$

(c) Seller’s Interest (2(a) – 2(b))	$

(d) Adjusted outstanding investor ABS interests (unpaid principal balance of DiscoverSeries Notes held by third-parties before principal payments on this Distribution Date)	$

(e) Seller’s Interest as a percentage of adjusted outstanding investor ABS interests (2(c) / 2(d))		%

(f) Minimum Seller’s Interest as a percentage of adjusted outstanding investor ABS interests as required by Regulation RR		%

3.	Allocation Percentages at the beginning of [Month][Year] (after giving effect to any increases in the Aggregate Investor Interest or the Series 2007-CC Investor Interest occurring during the month)

(a) Series 2007-CC Finance Charge Collections Allocation Percentage	%

(b) Series 2007-CC Principal Collections Allocation Percentage	%

(c) Series 2007-CC Charge-Off Allocation Percentage	%

(d) Series 2007-CC Interchange Allocation Percentage	%

4.	Allocation of Receivables and other amounts collected during [Month][Year]

	Finance Charge Collections	Principal Collections	Interchange
(a) Allocation between Investors and Transferor:

Aggregate Investor Allocation (including Series 2007-CC Allocation)	$	$	$

Transferor Allocation	$		$	$

(b) Group One Allocation	$		$	$

(c) Series 2007-CC Allocation	$		$	$

(d) Reallocation to Series 2007-CC from Other Series	$		$	$

(e) Reallocation from Series 2007-CC to Other Series	$		$	$

(f) Group One Portfolio Yield, as an annualized percentage of the Aggregate Investor Interest (FCC yield excludes principal recoveries)		%	N/A		%

(g) Series 2007-CC Portfolio Yield, as an annualized percentage of the Series Investor Interest (FCC yield excludes principal recoveries)		%	N/A		%

(h) Principal Collections as a monthly percentage of Master Trust Receivables at the beginning of [Month][Year]					%

(i) Finance Charge Collections as a monthly percentage of Master Trust Receivables at the beginning of [Month][Year]					%

(j) Total Collections as a monthly percentage of Master Trust Receivables at the beginning of [Month][Year]					%

(k) Interchange as a monthly percentage of Master Trust Receivables at the beginning of [Month][Year]					%

(l) Total Collections and Interchange as a monthly percentage of Master Trust Receivables at the beginning of [Month][Year]					%

	Prior Month	[Month] [Year]
(m) Trust Collections deposited for the month[5]	$	$

5.	Investor Charged-Off Amount

	[Month] [Year]		Cumulative Reductions in Series Investor Interests Due to Unreimbursed Investor Charged-off Amounts
(a) Group One	$		$

(b) Series 2007-CC	$		$

(c) As an annualized percentage of Principal Receivables at the Beginning of [Month][Year]		%		N/A

6.	Investor Monthly Servicing Fee payable to CONA on this Distribution Date

(a) Group One	$

(b) Series 2007-CC	$

7.	Delinquency Summary

(a) Master Trust Receivables Outstanding at the end of [Month][Year]	$

Payment Status	Number of Delinquent Accounts	Delinquent Amount Ending Balance	Percentage of Ending Receivables Outstanding
30 – 59 days		$	%
60 – 89 days		$	%
90 – 119 days		$	%
120 – 149 days		$	%
150 – 179 days		$	%
180+ days		$	%

Total		$	%

(b)    Delinquency Percentage: [_]%

8.	Total Master Trust and Investor Principal Charge-Offs on this Distribution Date [6]

	Total MT Amount	Investor Amount	Rate
(a) Gross Charge-offs (rate shown as an annualized percentage of [applicable] Principal Receivables at the Beginning of [Month][Year])	$	$	%

(b) Recoveries (rate shown as an annualized percentage of [applicable] Principal Receivables at the Beginning of [Month][Year])	$	$	%

(c) Net Charges-offs (rate shown as an annualized percentage of [applicable] Principal Receivables at the Beginning of [Month][Year])	$	$	%

1      For Section 1, the ending balances for the Investor Interest and the Transferor Interest are shown after any principal payments to be made to the holders of DiscoverSeries Notes on this Distribution Date.

2      Pursuant to the Pooling and Servicing Agreement, the Discover Card Master Trust I is required to maintain Principal Receivables greater than or equal to the Minimum Principal Receivables Balance. The Minimum Principal Receivables Balance is generally calculated by dividing the Investor Interest by 93%. If the Principal Receivables in the Master Trust are less than the Minimum Principal Receivables Balance, and CONA (as successor by merger to Discover Bank) fails to assign sufficient Receivables to eliminate the deficiency, then an amortization event would occur. This would also cause an early redemption event for the notes issued by Discover Card Execution Note Trust.

3      At the date of this report, CONA (as successor by merger to Discover Bank), as “originator” for the purposes of Article 6 of the EU Securitization Regulation and/or Article 6 of the UK Securitization Regulation (as applicable), in each case as in effect and applicable on the date of the issuance of DiscoverSeries Notes (the “EU/UK Risk Retention Regulations”), currently retains a material net economic interest that is not less than 5% of the nominal value of the securitized exposures, in the form that is intended to qualify as an originator’s interest as provided in option (b) of Article 6(3) of the EU Securitization Regulation and/or Article 6(3) of the UK Securitization Regulation (as applicable), in each case as in effect and applicable on the date of the issuance of DiscoverSeries Notes, which such interest is not hedged or otherwise mitigated except to the extent permitted by the EU/UK Risk Retention Regulations. See Section 1 for a calculation of the Transferor Interest percentage.

4      In accordance with the credit risk retention rules of Regulation RR, CONA (as successor by merger to Discover Bank), as Sponsor, is required to retain an economic interest in the credit risk of the Master Trust receivables. The Sponsor intends to satisfy this obligation by maintaining a seller’s interest in the Master Trust, calculated in accordance with Regulation RR, that will equal not less than 5% of the aggregate unpaid principal balance of all DiscoverSeries Notes, other than any notes that are at all times held by CONA (as successor by merger to Discover Bank) or one or more wholly-owned affiliates of CONA (as successor by merger to Discover Bank) (“adjusted outstanding investor ABS interests”). The required seller’s interest will be held by the Depositor through holding of the Transferor interest, which represents an undivided interest in the receivables of the Master Trust that are no represented by outstanding certificates at any given time. The Seller’s Interest set forth in Section 2 is calculated as of the applicable month-end and does not reflect principal payments to be made to holders of DiscoverSeries Notes on this Distribution Date.

5      Only the portion of Master Trust Collections required to be deposited under the Master Trust’s Required Daily Deposit provisions will typically be deposited in the Master Trust Collections Account each month, and these required amounts may vary markedly from month to month depending on whether any Notes (or Certificates) are maturing on the following distribution date (in which case additional Principal Collections are retained in such account). Accordingly, the amount deposited in the account is not meaningful as an indicator of Master Trust performance.

6      For purposes of allocations to investors, all recoveries are treated as Finance Charge Collections and are included as such in Section 4 above.

B-5